AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of the 1st day of November, 2011 by and among Emeritus Corporation, a Washington corporation (“Emeritus”), Summerville Senior Living, Inc., a Delaware corporation (“SSL”), Batus, LLC, a Delaware limited liability company (“Batus”) and Daniel R. Baty (“Baty”).

RECITALS

A.
Emeritus and Baty are parties to an Agreement dated as of October 1, 2004, as amended by First Amendment to Cash Flow Sharing Agreement dated as of March 4, 2011  (the “CFSA”) which, as of the date hereof, relates to twelve (12) assisted living facilities, including the three (3) facilities listed below (the “Facilities”):

Wilburn Gardens, Fredericksburg, VA
Seville Estates, Amarillo, TX
Dowlen Oaks, Beaumont, TX

B.
Wilburn Gardens is owned by HCRI Wilburn Gardens Properties, LLC, which is an affiliate of Health Care REIT, Inc. (the “HC REIT Facility”) and Seville Estates and Dowlen Oaks (the “Batus Facilities”) are owned by two single purpose entities, Emeritol Seville Estates LLC and Emeritol Dowlen Estates LLC, respectively (the “Batus SPEs”), the sole member of each of which entity is Batus, LLC, a Delaware limited liability company (“Batus”). The Facilities are leased to and operated by Emeritus or affiliates of Emeritus.

C.
The CFSA grants to Emeritus the Buy Out Option (as defined in the CFSA) during the Buy Out Period (as defined in the CFSA) with respect to all of Baty’s rights under the CFSA for the Buy Out Price (as defined in the CFSA). Emeritus was entitled to exercise the Buy Out Option as of October 1, 2009. Emeritus and Baty have agreed that, notwithstanding anything to the contrary set forth in the CFSA, that, as of November 1, 2011, Emeritus shall be entitled to exercise the Buy Out Option as to less than all of the facilities subject to the terms thereof.

D.	SSL and Baty are the sole members of Batus.

E.	In connection with the Batus Facilities, the Batus SPEs, Emeritus and Baty are parties to various loan documents, some of which are described on Exhibit A hereto (the “Batus Loan Documents”).

F.
The Limited Liability Company Agreement of Batus dated and effective as of October 15, 2008 (the “Batus LLC Agreement”) gives SSL the right at anytime from and after January 1, 2011 on written notice to Batus to acquire the interest of Batus in the Batus SPEs for the Company Buy Out Purchase Price (as defined in the Batus LLC Agreement”).

G.	SSL is interested in exercising the Company Buy Out Option with respect to the Batus SPEs.

H.	Emeritus, SSL and Baty are interested in documenting the terms and conditions to which they have agreed.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.	The HC REIT Facilities.

(a) In consideration for the payment of One Million Two Hundred Thirty Two Thousand Six Hundred Forty Two and no/100 Dollars ($1,232,642), such amount being the Buy Out Price due solely with respect to the HC REIT Facility (the “HC REIT Facility Buy Out Price”), from and after November 1, 2011 Baty shall have no further rights and Emeritus shall have no further obligations under the CFSA with respect to the HC REIT Facility.

(b) Emeritus acknowledges and agrees that Baty has guaranteed the obligations of Emeritus under that First Amended and Restated Master Lease dated as of April 1, 2011 (the “HC REIT Lease”) pursuant to that First Amended and Restated Unconditional and Continuing Lease Guaranty dated as of January 1, 2011 (the “Baty Lease Guaranty”) and that the Baty Lease Guaranty will remain in effect from and after November 1, 2011. Accordingly, in the event a demand is made on Baty at any time after November 1, 2011 with respect to the Baty Lease Guaranty, (i) to the extent that such demand is as a result of a default under the HC REIT Lease which is not cured within any cure period set forth therein or waived by HC REIT and is related solely to any or all of the HC REIT Facility, Emeritus shall, upon demand, fully indemnify, defend and hold Baty harmless with respect to any amounts paid by Baty under the Baty Guaranty to HC REIT and (ii) to the extent that such demand is as a result of a default under the HC REIT Lease which is not cured within any cure period set forth therein or waived by HC REIT but such default does not relate solely to any or all of the HC REIT Facilities, then Emeritus shall, upon demand, indemnify, defend and hold harmless Baty with respect to any amounts paid by Baty under the Baty Guaranty to HC REIT multiplied by a fraction the numerator of which is the Base Rent (as that term is defined in the HC REIT Lease) then due under the HC REIT Lease with respect to the HC REIT Facilities and the denominator of which is the total Base Rent then due under the HC REIT Lease (the “Indemnity Percentage”). For purposes of calculating the Indemnity Percentage hereunder and under that Amended and Restated Agreement dated as of February 11, 2011 among the parties hereto with respect to three of the other facilities subject to the HC REIT Lease (Emeritus Estates, Emeritus at Myrtlewood Estates and Gardens at White Chapel) (the “Batus 1 Buy Out Agreement”), the parties agree that the Base Rent has been allocated between the facilities covered by the HC REIT Lease in the manner set forth in Exhibit C hereto and that, as of November 1, 2011, the Indemnity Percentage is 52.7%, it being understood and agreed that Section 1(b) of the Batus 1 Buy Out Agreement is hereby deemed amended by replacing the reference therein to an Indemnity Percentage of 34.2% with the Indemnity Percentage set forth herein of 52.7% and that Exhibit C thereto is replaced in its entirety with Exhibit B hereto.

(c) For the avoidance of doubt the parties acknowledge and agree that the closing of the transaction described in Section 2 with respect to the Batus Facilities shall not be a condition to the closing of the transaction described in this Section 1 with respect to the HC REIT Facility.

2.	The Batus Facilities

(a) By its signature set forth below, SSL does hereby give Batus the Company Buy Out Notice (as that term is defined in Section 12.3(a) of the Batus LLC Agreement).  Accordingly, effective as of November 1, 2011 Batus shall distribute to each of SSL and Baty its membership interests in each of the Batus SPEs  and SSL shall concurrently acquire from Baty the membership interests so distributed to him in consideration for the payment of Two Million Nine Hundred Forty Eight Thousand Eight Hundred Fifty Seven and no/100 Dollars ($2,948,857), such amount being deemed to be the Company Buy Out Purchase Price due with respect to the Batus SPEs (the “Batus Facilities Buy Out Price”).  The parties acknowledge and agree that from and after the closing of the transaction provided for in this Section 2(a) (the “Batus Buy Out Transaction”), SSL shall be the sole member of each of the Batus SPEs and Baty shall have no further rights, and Emeritus shall have no further obligations, under the CFSA with respect to the Batus Facilities.

(b) Emeritus and SSL acknowledge and agree that Baty has guaranteed the obligations of the Batus SPEs under the Batus Loan Documents pursuant to the Guarantees described in Exhibit A (the “Batus Loan Guarantees”) and that the Batus Loan Guarantees will remain in effect from and after November 1, 2011. Accordingly, in the event a demand is made on Baty by KeyCorp Real Estate Capital Markets, Inc. (the “Lender”) at any time after November 1, 2011 with respect to the Batus Loan Guarantees solely as a result of a default under the Batus Loan Documents which is not cured within any cure period set forth therein or waived by the Lender, then Emeritus and SSL shall, on a joint and several basis, upon demand, fully indemnify, defend and hold Baty harmless with respect to any amounts paid by Baty under the Batus Loan Guarantee to the Lender.

(c) Emeritus and SSL further acknowledge and agree that Batus is the owner of the additional single purpose entities listed on Exhibit C hereto (the “Other Batus SPEs”) which, along with the Batus SPEs, are parties to various loans with the Lender (the “Other Batus Loans”) and that the Other Batus Loans have been cross collateralized pursuant to the Cross Collateralization Agreement and Amendment to Security Agreements between the Batus SPEs and/or the Other Batus SPEs, on the one

hand, and the Lender, on the other hand, including that described on Exhibit A (the “Seville Cross Collateral Agreement”) with respect to the Batus Facility located in Amarillo, Texas (the “Seville Estates Facility”), such that, to the extent reflected on Exhibit C, the Seville Estates Facility is security for one of the Other Batus Loans and one facility owned by the Other Batus SPEs (the “Other Batus Facility”) is security for the loan evidenced by the Batus Loan Documents related to the Seville Estates Facility (the “Seville Estates Loan Documents”). Accordingly, in the event any action is taken by the Lender after November 1, 2011 under the terms of the Cross Collateral Agreement with respect to the Other Batus Facility then, to the extent that such action arises solely from a default under the Seville Estates Loan Documents which is not cured within any cure period set forth in the Seville Estates Loan Documents or waived by Lender, Emeritus and SSL shall, on a joint and several basis, fully indemnify, defend and hold Baty harmless with respect to the fair market value of his investment in the Other Batus Facility to the extent such investment is adversely affected by the exercise by the Lender of its rights under the Seville Cross Collateral Agreement.

(d) Subject to the payment by SSL of the Batus Facilities Buy Out Price, the Closing of the transactions described in this Section 2 shall occur after the Batus SPEs have provided notice to the Lender of the occurrence of the Batus Buy Out Transaction and shall be effective as of November 1, 2011.

(e)           For the avoidance of doubt the parties acknowledge and agree that although it is currently contemplated that the closing of the transaction described in Section 1 with respect to the HC REIT Facility and the closing of the transaction described in this Section 2 with respect to the Batus Facilities will both be effective as of November 1, 2011, the closing of the transaction described in Section 1 with respect to the HC REIT Facility shall not be a condition to the closing of the transaction described in this Section 2 with respect to the Batus Facilities.

3. Representations and Warranties. Each of the parties hereto does hereby represent and warrant the other parties hereto as follows:

(a) Such party shall full power and authority to enter into this Agreement and to consummate the transactions contemplated by the terms hereof.

(b) The execution of this Agreement by such party and the consummation of the transactions contemplated by the terms hereof by such party does not, in the case of Emeritus and SSL, conflict with the Articles of Incorporation or Bylaws of such entity or in the case of each such party conflict with any agreement, document or instrument, judgment, order or decree to which such party is a party or by which it may be bound or affected.

(c) This Agreement is the valid, binding and enforceable obligation of such party, subject to such limitations on the enforceability hereof as may be imposed by creditors rights law and general principles of equity.

        (d) Neither the execution of this Agreement by such party or the consummation of the transactions contemplated by the terms hereof, requires such party to secure any consent or approval, including, but not limited to, in the case of Emeritus, the approval of its Board of Directors, that it has not secured as of November 1, 2011.

4. Closing Costs. Each of the parties hereto shall be responsible for its own attorneys fees and costs incurred in connection with the drafting and negotiation of this Agreement.  Emeritus and SSL, on the one hand, and Baty, on the other hand, shall share on a 50-50 basis any costs or expenses otherwise associated with the execution of this Agreement and the consummation of the transactions contemplated by the terms hereof, including, but not limited to, any consent fees or legal fees which may now or hereafter be due and owing to HC REIT and/or Lender in connection with the consummation of the transactions contemplated by the terms thereof.

5. Entirety. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. For the avoidance of doubt, the parties acknowledge and agree that (a) nothing herein shall be construed as limiting any rights or obligations which Baty or Emeritus may have under the CFSA with respect to the Annual Cash Flow Payment Reconciliation Schedule related to the HC REIT Facility for any period prior to November 1, 2011, (b) nothing herein shall be construed as limiting any rights or obligations which Baty or Emeritus may have under the CFSA with respect to the Annual Cash Flow Payment Reconciliation Schedule related to the Batus Facilities for any period prior to November 1, 2011 and (c) the CFSA shall remain in full force and effect as to the remaining nine (9) facilities described therein and shall only terminate on November 1, 2011 as to the HC REIT Facility and the Batus Facilities.

6. Amendments. This Agreement may not be amended except by written instrument signed by the parties hereto.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

8. Attorneys Fees. In the event of a dispute with respect to the interpretation or enforcement of the terms of this Agreement, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees including its costs and fees on appeal.

9. Construction. Each of the parties acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms of this Agreement not provision shall be construed to favor or disfavor either party hereto.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereby execute this Agreemetn as of the day and year first set forth above.

EMERITUS CORPORATION

By:           /s/  Eric Mendelsohn
Its:           SVP Corporate Development

SUMMERVILLE SENIOR LIVING, INC.

By:           /s/  Eric Mendelsohn
Its:           SVP Corporate Development

BATUS, LLC

By:           Summerville Senior Living, Inc.
Its:           Administrative Member

By:           /s/  Eric Mendelsohn
Its:           SVP Corporate Development

/s/ Daniel R. Baty
DANIEL R. BATY

EXHIBIT A
THE BATUS LOAN DOCUMENTS

Seville Estates

Multifamily Note dated as of November 12, 2009 in the original principal amount of $2,158,000 executed by Emeritol Seville Estates LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated as of November 12, 2009 executed by Emeritol Seville Estates LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Guaranty dated as of November 12, 2009 executed by Emeritus and Baty in favor of KeyCorp Real Estate Capital Markets, Inc.

Cross Collateralization Agreement and Amendment to Security Agreement dated as of November 12, 2009 executed by Emeritol Seville Estates LLC, KeyCorp Real Estate Capital Markets, Inc. and Rebecca S. Conrad.

Dowlen Oaks

Multifamily Note dated as of November 1, 2010 in the original principal amount of $4,475,000 executed by Emeritol Dowlen Oaks LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated as of November 2, 2010 executed by Emeritol Dowlen Oaks LLC in favor of KeyCorp Real Estate Capital Markets, Inc.

Exceptions to Non-Recourse Guaranty dated as of November 1, 2010 executed by Emeritus and Baty in favor of KeyCorp Real Estate Capital Markets, Inc

EXHIBIT B
INDEMNITY PERCENTAGE CALCULATION MATRIX

EXHIBIT C
THE OTHER BATUS SPES

With Respect to Seville Estates:  Emeritol Saddleridge Lodge LLC